Whitewing Labs, Inc.
15455 San Fernando Mission Blvd., Suite 105             Phone: (818) 898-2167
Mission Hills, CA  91345                                Fax: (818) 898-2136


      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22,1997


  The 1997 Annual Meeting of Stockholders of Whitewing Labs, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Tuesday, July 22, 1997, at the Sportsmen's Lodge Restaurants and Special Events Center, 12833 Ventura Boulevard, Studio City, California, 91604, to consider and vote on the following matters:

  1. The election of two directors to serve on the Company's Board of Directors for 2-year terms;
  2. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  June 9, 1997 has been fixed as the record date for stockholders entitled to vote at the Annual Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to receive notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, whether or not you plan to attend, you are urged to complete and promptly return the enclosed proxy, which is solicited by the Board of Directors, in the return envelope provided. Returning your proxy does not deprive you of your rights to attend the Meeting and to vote your shares in person, should you desire to do so.
                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   /s/  R. Bruce Stewart
                                   R. BRUCE STEWART
                                   Secretary
Dated June 19, 1997




























                Please date and sign the accompanying Proxy Card and mail it promptly in the enclosed envelope.

                                PROXY STATEMENT
                      ANNUAL MEETING OF STOCKHOLDERS
                                JULY 22, 1997

                            GENERAL INFORMATION

  This Proxy Statement is being furnished to the stockholders of Whitewing Labs, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of Sportsmen's Lodge Restaurants and Special Events Center, 12833 Ventura Boulevard, Studio City, California, telephone: (818) 755-5000, on July 22, 1997, at 10:00 A.M., local time, and at any continuations or adjournments thereof.

  This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about June 19, 1997, to stockholders of record on June 9, 1997, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended December 31, 1996, which contains audited financial statements for the year ended December 31, 1996, is concurrently being mailed to all stockholders of record as of June 9, 1997.

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

                       OUTSTANDING SHARES AND VOTING RIGHTS

  As of June 9, 1997, the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 2,865,438 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting, and there will be no cumulative voting in the election of directors.

  Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder or, in the absence of such direction, by the persons named therein FOR the election of the two (2) director nominees listed
below.   As to any other matters that may properly come before the Annual
Meeting, the proxy holders will vote in accordance with their best judgment.
A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the ownership of the Company's Common Stock as of June 9, 1997, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 15455 San Fernando Mission Boulevard, Mission Hills, California 91345.


Name and Address                    Amount                       Percent
of Beneficial Owner                 Beneficially Owned           of Class a)


Cynthia Kolke (2)                   262,500                       8.4%

R. Bruce Stewart (1), (2)           957,709                      31.8%

Paul R. Ryan (1), (2)               794,709                      27.7%

William D. Fox (2)                    3,000                       0.1%

Acacia Research Corporation
12 S. Raymond,
Pasadena, CA 91105 (3)              789,709                      27.6%

All Executive Officers
and directors as a group
(4 persons) (1), (2)              1,228,209                      37.7%


a) In calculating beneficial and percentage ownership, all shares of Common Stock which a named stockholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. As of June 9, 1997, an aggregate of 2,865,438 shares of Common Stock were outstanding. Except as otherwise indicated in the footnotes to the table, this does not take into account currently exercisable stock options outstanding as of June 9, 1997 to purchase an aggregate of 113,185 shares, nor the Warrants outstanding at June 9, 1997 to purchase up to 517,500 additional shares of Common Stock.

(1) Includes in the case of each of Messrs. Stewart and Ryan all shares owned of record by Acacia Research Corporation, of which they are directors, and of which Mr. Stewart is chief financial officer and Mr. Ryan is president and chief executive officer.

(2) Includes shares issuable upon exercise of currently exercisable options, including 143,000 shares in the case of Mr. Stewart, 247,500 shares in the case of Ms. Kolke. Although an option to purchase 15,000 shares has been granted to Mr. Ryan, it does not become exercisable as to any of the shares covered thereby until October 17, 1997. Twenty percent of the options to purchase 15,000 shares granted to Mr. Fox became exercisable on January 6, 1997 and are therefore included.

(3) Includes 267,250 shares held of record by Acacia Research as collateral for promissory notes to Acacia.

                           ELECTION OF DIRECTORS

  The Company's Articles of Incorporation currently provide for a Board of Directors divided into two classes of directors serving staggered terms, with one-half of the total number of authorized directors (currently four) to be elected at each annual meeting of the Company's stockholders to serve a 2-year term. Accordingly, William D. Fox and Paul R. Ryan, each of whom is a member of the Company's Board of Directors whose term will expire at the Annual Meeting, have been nominated by the Company's Board of Directors for election at the Annual Meeting to serve new terms of two years and until their respective successors have been duly elected and qualified. R. Bruce Stewart and Cynthia Kolke will continue to serve on the Company's Board of Directors for the balance of their existing terms, which will expire at the next annual meeting of the Company's stockholders. Although it is not presently contemplated that either nominee will decline or be unable to serve as a Director, in either such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Company's Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected, and there will be no cumulative voting for the election of directors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Cynthia Kolke, 50, has 26 years experience in sales and marketing. From 1965 through 1986 she was employed in a number of capacities, including Director of Marketing, by The Service Bureau Corporation, a division of IBM which was sold to Control Data in 1973. Between 1986 and 1989, Ms. Kolke served as the Vice President of Sales for Light Signatures, and operated as an independent marketing consultant thereafter until she joined G.B Data Systems, Inc., a direct mail, nutritional supplement marketing company, in April 1990 as its Operations Manager. In July 1993, she left G.B. Data Systems, Inc. to co-found Whitewing Labs on July 29, 1993, as its President, Assistant Secretary and as a director. She holds a Bachelor's degree in Marketing and Data Processing from the Detroit College of Business.

R. Bruce Stewart, 60, who served as Chairman, President and Chief Executive Officer of Acacia Research Corporation, the Company's largest shareholder, from 1993 to January 1997, devoted much of his time to the formation of Whitewing Labs and the development of its plan of operations. Mr. Stewart is currently Acacia Research's Chairman and Chief Financial Officer. From August 1977 to March 1991, Mr. Stewart served as President of Annandale Corporation, a financial consulting firm.

William D. Fox, 59, has owned Classic Tire, an automotive repair and tires retailer, since 1992. For the previous seven years, he conducted an independent management consulting business. He joined the Company's Board of Directors in February 1996, upon consummation of the Company's initial public offering. From 1963 through 1984, Mr. Fox held numerous positions with IBM and Control Data, including Branch Manager and Marketing Program Administrator. He graduated from Middlebury College with a BA degree in Political Science.

Paul R. Ryan, 52, became a director of the Company in October 1996. He was Vice President of Capital Management and a director of Acacia Research since June 1995. He was elected President and Chief Executive Officer of Acacia Research in January 1997. He received a B.S. degree from Cornell University and attended the New York University Graduate School of Business. Mr. Ryan was a general partner of the American Health Care Fund, L.P. until 1993.

                        COMPENSATION OF DIRECTORS

  Each director of the Company who is not otherwise employed full-time by the Company or Acacia Research Corporation will be paid $100 for each Board meeting attended. Directors will also be reimbursed for their travel expenses incurred in attending Board or committee meetings. Directors have previously not been compensated for their attendance at Board meetings, except for reimbursement of travel expenses. In connection with Mr. Ryan's election to the Company's Board of Directors in October 1996, he was granted an option to purchase 15,000 shares of the Company's Common Stock at the price per share of $1.69. The options vest at 3,000 per year and expire five years after the date of grant. At the same time it was decided to cancel and reissue Mr. Fox's options at the price per share of $1.69.

                STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

  During the last fiscal year, the Company's Board of Directors held eight regular and special meetings or otherwise took action by written consent. The Board of Directors has established an audit committee comprised of Mr. Stewart, Mr. Ryan and Mr. Fox, which will meet to consult with the Company's independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor's report and management letter and, with the assistance of the independent auditors, will also monitor the adequacy of the Company's internal accounting controls. There have been no meetings with the auditors to date. The Board has not established separate compensation or nominating committees. Rather, all members of the Company's Board of Directors meet to review and determine the compensation of the Company's executive officers, administer the Company's Stock Option Plan, adopt compensation policies and practices, review and pass upon all transactions with affiliates and other persons having a material financial interest in the Company, and nominate the individuals to be proposed by the Board of Directors for election as directors of the Company.


                                 EXECUTIVE OFFICERS

  The executive officers of the Company are Cynthia Kolke, President, Assistant Secretary and Director, and R. Bruce Stewart, Chairman of the Board, Secretary and Treasurer. There are no employment agreements between the Company and any of its executive officers, each of whom serves at the pleasure of the Board of Directors.

                        COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

  The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 1994, 1995 and 1996 to the President of the Company. No other executive officer of the Company received an annual salary and bonus exceeding $100,000 during the year ended December 31, 1996.

Summary Compensation Table

                                        Long-Term Compensation
              Annual Compensation       Awards          Payouts

Name and                                Restricted       LTIP
Principal                               Stock
Position  Year  Salary  Bonus  Other    Awards  Options  Payouts  All Other
                 $       $      $         $       #        $      Compensation
Cynthia Kolke, President, Assistant Secretary and Director
          1994  61,600   -0-    -0-      -0-       -0-     -0-       -0-
          1995  71,400   -0-    -0-      -0-       -0-     -0-       -0-
          1996  84,200   -0-   13,800    -0-     37,500    -0-       -0-


  The Company leases and pays the insurance on an automobile on Ms. Kolke's behalf at an annual cost of $13,800 in 1996.

                           STOCK OPTION PLAN

  The Company's 1993 Stock Option Plan, as amended (the "Stock Option Plan"), authorizes the granting of options to employees that are intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986 ("Incentive Stock Options"), as well as stock options that are not intended to so qualify ("Nonstatutory Options") which may be granted to officers, directors, employees, consultants, and others expected to provide significant services to the Company or its subsidiaries. The Stock Option Plan, which is administered by the Board of Directors, currently covers an aggregate of 736,925 shares. The maximum term of a stock option granted under the Stock Option Plan is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company's Stock, the maximum term is five years. If an option granted expires or terminates, the shares subject to the unexercised portion of that option will become available for the grant of future options under the Stock Option Plan. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months, although the Board of Directors may set a longer period for exercise of stock options. The Stock Option Plan may be amended at any time by the Board of Directors, although certain amendments would require stockholder approval. The Stock Option Plan will terminate in 1998 unless earlier terminated by the Board.

  The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of the stock subject to the option on the date of grant, except that the exercise price of an Incentive Stock Option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the stock subject to the option on the date of grant. The exercise price of Nonstatutory Stock Options granted under the Stock Option Plan must be at least equal to 85% of the fair market value of the stock subject to the option on the date of the grant. Payment of the exercise price may be made in cash, promissory notes or other consideration as determined by the Board of Directors.

  As of February 28, 1997, options to purchase an aggregate of 439,685 shares of Common Stock, at prices ranging from $0.089 to $5.00 per share, under the Stock Option Plan were outstanding and held by a total of 11 officers, directors, employees and consultants, including options to purchase 247,500, 143,000, 15,000, and 15,000 shares, at weighted average exercise prices of $0.83, $1.38, $1.69, and $1.69, granted to Ms. Kolke, Mr. Stewart, Mr. Ryan and Mr. Fox, respectively. Mr. Stewart purchased 25,000 shares upon exercise of options and Ms. Kolke purchased 15,000 shares upon exercise of options in the fiscal year ended December 31, 1996.

  The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 1996.

Options Granted in Calendar Year 1996

                                                         Potential Realized
           No. of                                        Value at Assumed
           Shares      % of                              Annual Rates of Stock
           Subject to  Total                             Price Appreciation
Name       Options     Options                           For Option Term (3)
of         Granted     Granted to  Exercise  Expiration
Optionee    (2)        Employees   Price     Date        5%($)    10%($)

Cynthia Kolke
            37,500     48%         $5.00     1/5/2006       N/A      N/A

(1) The exercise price of $5.00 was the market price of a share of the Company's Common Stock on the date of grant.
(2)   The options vest upon the date of grant.
(3) Assumes that a share of Common Stock was valued at $2.00 per share on December 31, 1996 and since the exercise price exceeds the current market price, there is no inherent value.

  The following table sets forth information with respect to ownership of
options by the executive officers of the 	Company identified above, and their
respective option values, as of December 31, 1996.  The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

Option Values as of December 31, 1996

                        Number of Unexercised          Value of Unexercised
                              Options at             In-the-Money Options at
                        Fiscal Year-end (#)            Fiscal Year-End ($) (1)
Name                    Exercisable/Unexercisable    Exercisable/Unexercisable
Cynthia Kolke             247,500  /    0            $288,810/    0


(1) Assumes that a share of Common Stock was valued at $2.00 per share on December 31, 1996. Amounts reflected are based on this assumed price minus the exercise price and do not indicate that shares were sold.


                                      6
CERTAIN TRANSACTIONS

  In April 1995, the Company invested $100,000 to purchase a limited partnership interest in Acacia Capital Partners, L.P., a California limited partnership formed by Acacia Research to manage investments using proprietary software models. Except as described below, all profits and losses of the partnership will be allocated quarterly among the general partners and limited partners in proportion to their respective capital accounts as of the beginning of each quarter. The general partners will be allocated on an annual basis (subject to certain exceptions) 20% of the amount by which profits of the partnership otherwise allocable to each of the limited partners in that year exceed losses allocated to the limited partners that have not been recouped. The general partners of this investment partnership are entitled to annual management fees payable by each limited partner in an amount equal to 1% of the value of that limited partner's capital account. Acacia Research Corporation will receive three-fourths, and the other general partner, Paul Ryan, will receive one-fourth, of such fees. These management fees are payable quarterly in advance at the beginning of each quarter based on the net asset value of the limited partner's capital account on the first day of the quarter. The partnership will also pay or reimburse the general partners for all costs and expenses incurred by or on behalf of the partnership, including all legal and accounting fees and expenses. Although the partnership will not be obligated to reimburse the general partners for any of the general partners' own operating, general, administrative and overhead costs and expenses, some or all of these expenses may be paid by securities brokerage firms that execute securities trades for the partnership.

  For a description of the options to purchase shares of the Company's Common Stock granted to the Company's executive officers and directors, see "Stock Option Plan" above.

  Management of the Company believes that each of the foregoing transactions was in the Company's best interests. As a matter of policy, all future transactions between the Company and any of its executive officers, directors, or principal shareholders, or any of their affiliates, will be on terms that a majority of the independent, disinterested members of the Company's Board of Directors believe to be no less favorable to the Company than those that could have been obtained from an unaffiliated third party in an arms-length transaction.

     LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a Delaware corporation will not be personally liable for monetary damages for breach of the fiduciary duties as directors except for liability as a result of their duty of loyalty to the company for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock transactions, unauthorized distributions of assets, loan of corporate assets to an officer or director, unauthorized purchase of shares, commencing business before obtaining minimum capital, or any transaction from which a director derived an improper benefit. Such limitations do not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the Company's Bylaws provide that the Company must indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law. At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


                                      7
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership or changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required to furnish the Company with copies of all such forms which they file.

  To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to its officers, directors, and other persons subject to Section 16 of the Exchange Act were complied with.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen, LLP. has audited the financial statements of the Company for the year ended December 31, 1996, and has been selected by the Board of Directors to perform such service for the 1997 fiscal year.

              SHAREHOLDERS PROPOSALS FOR THE NEXT ANNUAL MEETING

  Proposals intended to be submitted to the Company for presentation at its next annual meeting to be held in 1998 must be received by the Company at its principal executive office shown on the first page of this Proxy Statement no later than March 22, 1998, in order to be included in the proxy material for the 1998 annual meeting.

                                 ANNUAL REPORTS

  The Company's 1997 Annual Report to Stockholders on Form 10-KSB, which includes audited financial statements for the Company's fiscal year ended December 31, 1996, is concurrently being mailed with this proxy statement to stockholders of record on June 9, 1997. An additional copy thereof, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to Cynthia Kolke, President, Whitewing Labs, Inc., 15455 San Fernando Mission Boulevard, Mission Hills, California 91345.

                                  OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote under the authority therein given in accordance with his or their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ R. Bruce Stewart

                                        R. BRUCE STEWART
                                        Secretary

June 19, 1997









                                       8

APPENDIX A TO PROXY STATEMENT DATED JUNE 19, 1997

PROXY

                      WHITEWING LABS, INC.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 22, 1997

     The undersigned hereby appoints Cynthia A. Kolke and R. Bruce Stewart (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Whitewing Labs, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, July 22, 1997, at 10:00 a.m. local time, at the Sportsmen's Lodge Restaurants and Special Events Center, 12833 Ventura Boulevard, Studio City, California 91604 and at any adjournments or postponements thereof. Shares represented by this proxy card will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed below. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
  The Board of Directors recommends a vote FOR the election of Directors.

  1. Election of Directors:

  / /  FOR the nominees listed below             / / WITHHOLD AUTHORITY
  (except as marked to the                      (to vote for nominees
  contrary below)                                listed below)

             Nominees: William D. Fox, Paul R. Ryan
                       (Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)


----------------------------------------------------------------------------
  SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.



























                                      9

                                             Please sign exactly as your name
                                       appears herein.  Joint owners should
                                       each sign.  When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such.  If a corporation, please sign in
                                       full corporate name by President or
                                       other authorized person.  If a
                                       partnership, please sign in full
                                       partnership name by authorized person.



                                       ------------------------------------
                                                     (Signature)



                                       ------------------------------------
                                           (Signature, if jointly held)



                                          DATE:             ,   19
                                                ------------      -----

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                       USING THE ENCLOSED REPLY ENVELOPE

































                                      10